EX-99.a.1.A.

AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST OF THE OLSTEIN FUNDS

Pursuant to Article VIII, Section 4 of the Agreement and Declaration of Trust dated March 31, 1995, as amended (the “Declaration”) of The Olstein Funds (the “Trust”), the undersigned Trustees of the Trust hereby amend the Declaration as set forth below:

1.           Article V, Section 2

The third sentence of Article V, Section 2 of the Declaration is hereby replaced in its entirety with the following:

“Not less than ten, nor more than ninety days before the date of every Shareholders’ meeting, the Secretary shall cause notice of the Shareholders’ meeting to be given, charges prepaid, either personally or by United States mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law to each Shareholder (or group of Shareholders at the same address as may be permitted pursuant to applicable laws or as Shareholders may otherwise consent) entitled to vote at such meeting. Such notice shall be sent to the address as it appears at the time of mailing on the records of the Trust or the Trust’s transfer or other duly authorized agent or an address provided in writing by the Shareholder to the Trust. The notice shall state (1) the date, time and place of the meeting and (2) the general nature of the business to be transacted and, to the extent required by the Investment Company Act of 1940, the purpose or purposes thereof.”

2.           The Trustees have determined that the foregoing amendment to Article V, Section 2 of the Declaration is consistent with the fair and equitable treatment of all Shareholders and may be made by the Board of Trustees of the Trust without the vote or consent of Shareholders in accordance with Article III, Section 5 and Article VIII, Section 4 of the Declaration and under the terms of the Investment Company Act of 1940, the Delaware Statutory Trust Act or another applicable law.

3.           This amendment has been duly adopted by the Trustees.

4.           All other provisions of the Declaration shall remain in full force and effect.

IN WITNESS WHEREOF, the Trustees named below do hereby enter into this amendment to the Declaration as of the 16th day of May, 2014.

_______________________
Lawrence K. Wein
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577
_______________________
Erik K. Olstein
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577
_______________________
Robert A. Olstein
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577
_______________________
Fred W. Lange
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577
_______________________
John Lohr
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577
_______________________
D. Michael Murray
Trustee of The Olstein Funds
4 Manhattanville Road Purchase, NY 10577